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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): MAY 17, 2002


                        ADVANCED ENERGY INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)

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
         DELAWARE                          000-26966                     84-0846841
(State or Other Jurisdiction        (Commission File Number)           (IRS Employer
     of Incorporation)                                               Identification No.)


1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO                             80525
(Address of Principal Executive Offices)                                 (Zip Code)
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       Registrant's telephone number, including area code: (970) 221-4670




                                       N/A
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.


         On May 17, 2002, a federal court jury ruled that Advanced Energy Industries, Inc., a Delaware corporation ("Advanced Energy"), had infringed U.S. patent No. 6,150,628 held by MKS Instruments, Inc. ("MKS"), by manufacturing and selling its RAPID product, and awarded MKS damages of $4.2 million. The jury also affirmed the validity of the MKS patent, which is related to devices that dissociate gases for use in semiconductor processing applications. Advanced Energy's RAPID product represents less than five percent of its consolidated sales since the product's introduction in late 2000 and approximately three percent of its consolidated sales for the quarter ended March 31, 2002.

         On May 21, 2002, Advanced Energy issued a press release announcing that it will file a motion to overturn the jury verdict. The text of the press release is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits



         Exhibit No.       Description
         -----------       -----------

            99.1           Press release issued by Advanced Energy dated
                           May 21, 2002


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    May 21, 2002                   Advanced Energy Industries, Inc.


                                        By: /s/ Michael El-Hillow
                                           ------------------------------------
                                        Name:  Michael El-Hillow
                                        Title: Senior Vice President and Chief
                                                 Financial Officer (Principal
                                                 Financial Officer & Principal
                                                 Accounting Officer)




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                                INDEX TO EXHIBITS



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
EXHIBIT
NUMBER          DESCRIPTION
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
 99.1           Press release issued by Advanced Energy, dated May 21, 2002
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